                                                        Exhibit 99.1


                            Joint Filer Information

Date of Event Requiring Statement: June 14, 2006

Issuer Name and Ticker or
Trading Symbol:                    Golfsmith International Holdings, Inc. (GOLF)

Designated Filer:                  Roberto Buaron

Other Joint Filers:                Atlantic Equity Partners III, L.P.

                                   Atlantic Equity Associates III, L.P.

                                   Atlantic Equity Associates III, LLC

                                   Buaron Capital Corporation III, LLC

Addresses:                         The principal business address of each of
                                   the Joint Filers above is
                                   c/o First Atlantic Capital, Ltd.,
                                   135 East 57th Street
                                   New York, NY 10022

Signatures:                        Roberto Buaron

                                   By: /s/ R. Scott Wood, Attorney-in-Fact
                                       -----------------------------------

                                   Buaron Capital Corporation III, LLC

                                   By: /s/ R. Scott Wood, Attorney-in-Fact
                                       -----------------------------------

                                   Atlantic Equity Associates III, LLC

                                   By: /s/ R. Scott Wood, Attorney-in-Fact
                                       -----------------------------------

                                   Atlantic Equity Associates III, L.P.

                                   By: /s/ R. Scott Wood, Attorney-in-Fact
                                       -----------------------------------

                                   Atlantic Equity Partners III, L.P.

                                   By: /s/ R. Scott Wood, Attorney-in-Fact
                                       -----------------------------------